Bank of Marin Salary Continuation Agreement BANK OF MARIN SALARY CONTINUATION AGREEMENT This SALARY CONTINUATION AGREEMENT (this “Agreement”) is adopted this 2nd day of January 2025, by and between Bank of Marin, a state-chartered commercial bank located in Novato, California (the “Bank”), and Dave Bonaccorso (the “Executive”). The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. Article 1 Definitions Whenever used in this Agreement, the following words and phrases shall have the meanings specified: 1.1 “Account Value” means the amount shown on Schedule A under the heading Account Value. The parties expressly acknowledge that the Account Value may be different than the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles, for the Bank’s obligation to the Executive under this Agreement. The Account Value on any date other than the end of a Plan Year shall be determined by adding the prorated increase attributable for the current Plan Year to the Account Value for the previous Plan Year. 1.2 “Beneficiary” means each designated person or entity, or the estate of the deceased Executive, entitled to any benefits upon the death of the Executive pursuant to Article 4. 1.3 “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries. 1.4 “Change in Control” means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Code Section 409A and regulations thereunder. 1.5 “Code” means the Internal Revenue Code of 1986, as amended, and all regulations and guidance thereunder. 1.6 “Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant, (ii) is made pursuant to a state domestic relations law

(including a community property law) and (iii) meets the requirements of Code Section 414(p)(1)(B). 1.7 “Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Bank provided that the definition of “disability” applied under such insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination. 1.8 “Early Termination” means the Executive’s Separation from Service before attainment of Normal Retirement Age except when such Separation from Service occurs within twenty- four (24) months following a Change in Control or due to death or Termination for Cause. 1.9 “Effective Date” means January 2, 2025. 1.10 “Normal Retirement Age” means the Executive’s age sixty-five (65). 1.11 “Plan Administrator” means the Board of Directors of the Bank or such committee or person as the Board of Directors of the Bank shall appoint. 1.12 “Plan Year” means each twelve (12) month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date and end on the following December 31. 1.13 “Schedule A” means the schedule attached to this Agreement and made a part hereof. Schedule A shall be updated upon a change in any of the benefits under Articles 2 or 3. 1.14 “Separation from Service” means termination of the Executive’s employment with the Bank for reasons other than death or Disability. Whether a Separation from Service has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36)

month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than thirty-six (36) months). 1.15 “Specified Employee” means an employee who at the time of Separation from Service is a key employee of the Bank, if any stock of the Bank, or any includable parent company or subsidiary under Code Section 409A, is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the “identification period”). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period. 1.16 “Termination for Cause” means Separation from Service for: (a) Gross negligence or gross neglect of duties to the Bank; (b) Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Bank; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Bank. Article 2 Distributions During Lifetime 2.1 Normal Retirement Benefit. Upon Separation from Service after attaining Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article. 2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is One Hundred Forty-Six Thousand and Five-Hundred Dollars ($146,500). 2.1.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing the month following Separation from Service. The annual benefit shall be distributed to the Executive for fifteen (15) years. 2.2 Early Termination Benefit. If Early Termination occurs, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article. 2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the amount set forth on Schedule A as of the end of the Plan Year preceding Separation from Service.

2.2.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years. 2.3 Disability Benefit. If the Executive experiences a Disability prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article. 2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the amount set forth on Schedule A as of the end of the Plan Year preceding Disability. 2.3.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years. 2.4 Change in Control Benefit. If a Change in Control occurs followed within twenty-four (24) months by Separation from Service prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article. 2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the amount set forth on Schedule A as of the end of the Plan Year preceding Separation from Service. 2.4.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump sum within sixty (60) days following Separation from Service. 2.4.3 Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, and to the extent allowed by Code Section 409A, if any benefit payment under this Section 2.4 would be treated as an “excess parachute payment” under Code Section 280G, the Bank shall reduce such benefit payment to the extent necessary to avoid treating such benefit payment as an excess parachute payment. 2.5 Restriction on Commencement of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee, the provisions of this Section 2.5 shall govern all distributions hereunder. If benefit distributions which would otherwise be made to the Executive due to Separation from Service are limited because the Executive is a Specified Employee, then such distributions shall not be made during the first six (6) months following Separation from Service. Rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following Separation from Service. All subsequent distributions shall be paid in the manner specified.

2.6 Distributions Upon Taxation of Amounts Deferred. If, pursuant to Code Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Executive becomes subject to tax on the amounts deferred hereunder, then the Bank may make a limited distribution to the Executive in a manner that conforms to the requirements of Code section 409A. Any such distribution will decrease the Executive’s benefits distributable under this Agreement. 2.7 Change in Form or Timing of Distributions. For distribution of benefits under this Article 2, the Executive and the Bank may, subject to the terms of Section 8.1, amend this Agreement to delay the timing or change the form of distributions. Any such amendment: (a) may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A; (b) must, for benefits distributable under Sections 2.2 and 2.3, be made at least twelve (12) months prior to the first scheduled distribution; (c) must, for benefits distributable under Sections 2.1, 2.2 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and (d) must take effect not less than twelve (12) months after the amendment is made. 2.8 Domestic Relations Orders. The Bank shall fulfill any Domestic Relations Order which the Executive presents to the Plan Administrator. The maximum amount which may be paid out pursuant to this Section 2.8 is the Account Value balance as of the day a Domestic Relations Order is presented. At the time the Bank fulfills a Domestic Relations Order, the Account Value balance shall be reduced by the amount paid to fulfill the Domestic Relations Order, and the benefits to be paid under Sections 2.1, 2.2, 2.3 or 2.4 or Article 3 hereof shall reflect such reduced amount. Article 3 Distribution at Death 3.1 Death During Active Service. If the Executive dies prior to Separation from Service and Disability, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be distributed in lieu of any benefit under Article 2. 3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the amount set forth on Schedule A as of the end of the Plan Year preceding death. 3.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump sum within sixty (60) days following the date of death. 3.2 Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining Account Value in a lump sum within 60 days following the Executive’s death.

3.3 Death Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement but dies prior to the date that commencement of said benefit distributions are scheduled to be made under this Agreement, the Bank shall distribute to the Beneficiary the Account Value in a lump sum within 60 days following the Executive’s death. Article 4 Beneficiaries 4.1 In General. The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Executive participates. 4.2 Designation. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. If the Executive names someone other than the Executive’s spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Executive’s spouse and returned to the Plan Administrator. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death. 4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent. 4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, any benefit shall be paid to the Executive's estate. 4.5 Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall completely discharge any liability under this Agreement for such distribution amount. Article 5 General Limitations 5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive’s employment with the Bank is terminated by the Bank or an applicable regulator due to a Termination for Cause. 5.2 Removal/Golden Parachute. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act. Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, shall be subject to compliance with 12 U.S.C. 1828 and FDIC Regulation 12 CFR Part 359, Golden Parachute Indemnification Payments and any other regulations or guidance promulgated thereunder. Article 6 Administration of Agreement 6.1 Plan Administrator Duties. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement to the extent the exercise of such discretion and authority does not conflict with Code Section 409A. 6.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Bank. 6.3 Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement. 6.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator.

6.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Executive’s death, Disability or Separation from Service, and such other pertinent information as the Plan Administrator may reasonably require. 6.6 Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement. Article 7 Claims And Review Procedures 6.1 Claims Procedure. A person who has not received benefits under this Agreement that he or she believes should be distributed (a “Claimant”) shall make a claim for such benefits as follows. (a) Initiation – Written Claim. The Claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant. (b) Timing of Plan Administrator Response. The Plan Administrator shall respond to such Claimant within forty-five (45) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional thirty (30) days by notifying the Claimant in writing, prior to the end of the initial forty-five (45) day period, that an additional period is required. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information. (c) Notice of Decision. If the Plan Administrator denies all or a part of the claim, the Plan Administrator shall notify the Claimant in writing of such denial in a culturally and linguistically appropriate manner. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a notice that the Claimant has a right to request a review of the claim denial and an explanation of the Agreement’s review procedures and the time limits applicable to such procedures; (iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit for bringing such an action; (v) for any disability claim, a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Bank in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; or (C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration (vi) for any disability claim, the specific internal rules, guidelines, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist; and (viii) for any disability claim, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8). 6.2 Review Procedure. If the Plan Administrator denies all or a part of the claim, the Claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows. (a) Additional Evidence. Prior to the review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan Administrator, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date. (b) Initiation – Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review. (c) Additional Submissions – Information Access. After such request the Claimant may submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits. (d) Considerations on Review. In considering the review, the Plan Administrator shall consider all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. The claim shall be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal and who is not a subordinate of the individual who made the determination. Additionally, the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination and will not be the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts. (e) Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial forty-five (45) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. (f) Notice of Decision. The Plan Administrator shall notify the Claimant in writing of its decision on review. The Plan Administrator shall write the notification in a culturally and linguistically appropriate manner calculated to be understood by the Claimant. The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; (iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a); (v) for any disability claim, a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Bank in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; or (C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration; and (vi) for any disability claim, the specific internal rules, guidelines, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist. 6.3 Exhaustion of Remedies. The Claimant must follow these claims review procedures and exhaust all administrative remedies before taking any further action with respect to a claim for benefits. 6.4 Failure to Follow Procedures. In the case of a claim for disability benefits, if the Plan Administrator fails to strictly adhere to all the requirements of this claims procedure with respect to a disability claim, the Claimant is deemed to have exhausted the administrative remedies available under the Agreement, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan Administrator has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (a) de minimis; (b) non-prejudicial; (c) attributable to good cause or matters beyond the Plan Administrator’s control; (d) in the context of an ongoing good-faith exchange of information; and (e) not reflective of a pattern or practice of noncompliance. The Claimant may request a written explanation of the violation from the Plan Administrator, and the Plan Administrator must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan Administrator met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan Administrator’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan Administrator shall provide the claimant with notice of the resubmission. Article 8 Amendments and Termination 8.1 Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Code Section 409A. 8.2 Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Bank and the Executive. The benefit shall be the Account Value as of the date this Agreement is terminated. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3. 8.3 Plan Terminations Under Code Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Bank terminates this Agreement in the following circumstances: (a) Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of this Agreement and further provided that all the Bank's arrangements which are substantially similar to this Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination; (b) Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under this Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which this Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or (c) Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-

1(c) if the Executive participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement; the Bank may distribute the Account Value, determined as of the date of the termination of this Agreement, to the Executive in a lump sum subject to the above terms. Article 9 Miscellaneous 9.1 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees. 9.2 No Guarantee of Employment. Although this Agreement is intended to provide Executive with an additional incentive to remain in the employ of the Bank, this Agreement shall not be deemed to constitute a contract of employment between Executive and the Bank nor shall any provision of this Agreement restrict or expand the right of the Bank to terminate Executive’s employment. This Agreement shall have no impact or effect upon any separate written employment agreement which Executive may have with the Bank, it being the parties’ intention and agreement that unless this Agreement is specifically referenced in said employment agreement (or any modification thereto), this Agreement (and the Bank’s obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said employment agreement. 9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner. 9.4 Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Bank shall satisfy all applicable reporting requirements. 9.5 Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America. 9.6 Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim. 9.7 Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless and until such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such an event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor bank, firm, person or other entity. 9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein. 9.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural. 9.10 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative act does not violate Code Section 409A. 9.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein. 9.12 Validity. If any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein. 9.13 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the address below: Bank of Marin 504 Redwood Blvd., Suite 100 Novato, CA 94947 Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive.

9.14 Compliance with Code Section 409A. It is the intent of the parties to comply with the all applicable Code sections, including, but not limited to, Code Section 409A. Furthermore, for the purpose of this Agreement, Code Section 409A shall be read to specifically include any related or relevant IRS Notices or clarifications. While it is understood that a general Code Section 409A savings clause will not be effective, the parties intend that any ambiguities regarding any terms or payouts contained herein shall be interpreted in a manner consistent with Code Section 409A. Further, this Agreement shall be administered in a manner consistent with Code Section 409A. IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement. EXECUTIVE BANK By: Dave Bonaccorso Title: